Third Point Re Announces Fourth Quarter 2019 Earnings Results

Net income of $29.7 million, or $0.32 per diluted common share, for the fourth quarter of 2019
Net income of $200.6 million, or $2.16 per diluted common share, for the year ended 2019
Return on beginning shareholders’ equity of 16.7% for the year ended 2019
Combined ratio of 103.2% for the year ended 2019
HAMILTON, Bermuda, February 27, 2020, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its fourth quarter ended December 31, 2019.
Earnings Summary
Third Point Re reported net income available to common shareholders of $29.7 million, or $0.32 per diluted common share, for the three months ended December 31, 2019, compared to a net loss attributable to common shareholders of $298.0 million, or $3.24 per diluted common share, for the three months ended December 31, 2018. For the year ended December 31, 2019, Third Point Re reported net income available to common shareholders of $200.6 million, or $2.16 per diluted common share, compared to a net loss available to common shareholders of $317.7 million, or $3.27 per diluted common share, for the year ended December 31, 2018.
“We are very pleased with our results for the fourth quarter and full year of 2019. Our return on equity was 2.1% in the fourth quarter bringing the full year to 16.7% and our diluted book value per share at the end of the year was $15.04,” commented Dan Malloy, Chief Executive Officer. “Our combined ratio for the year was 103.2%, of which 4.1 percentage points, or $29.0 million, was attributable to catastrophe events that occurred during the year. Our combined ratio continues to improve as we execute on our shift in underwriting strategy. Our year to date investment return of 12.8% has contributed significantly to overall profits for the year. With underlying insurance and reinsurance market conditions both improving across many of the lines of business that we write, we believe we are well positioned to deliver increasingly attractive returns to shareholders and remain on track to achieve our goal of underwriting profitability in 2020.”
Additional Information on Financial Results
The following table shows certain key financial metrics for the three and twelve months ended December 31, 2019 and 2018:

	Three months ended		Twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	($ in millions, except for per share data and ratios)
Gross premiums written	$134.2	$120.1	$631.8	$578.3
Net premiums earned	$198.4	$209.5	$700.1	$621.4
Net underwriting loss (1)	$(9.6)	$(24.4)	$(22.3)	$(42.1)
Combined ratio (1)	104.8%	111.6%	103.2%	106.8%
Net investment return on investments managed by Third Point LLC	2.4%	(11.4)%	12.8%	(10.8)%
Net investment income (loss)	$61.6	$(276.8)	$282.6	$(251.4)
Net income (loss) available to Third Point Re common shareholders	$29.7	$(298.0)	$200.6	$(317.7)
Diluted earnings (loss) per share available to Third Point Re common shareholders	$0.32	$(3.24)	$2.16	$(3.27)
Change in diluted book value per share (2)	1.9%	(17.7)%	15.9%	(17.4)%
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders (2)	2.1%	(19.8)%	16.7%	(20.0)%
Net investments managed by Third Point LLC	$2,590.1	$2,134.1	$2,590.1	$2,134.1

(1)	See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.

(2)
Change in diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders are non-GAAP financial measures. There are no comparable GAAP measures. In the third quarter of 2019, we changed our method for calculating the impact of options and warrants on diluted book value per share to the treasury stock method. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders.

Property and Casualty Reinsurance Segment
Gross premiums written
Gross premiums written increased by $14.1 million, or 11.7%, to $134.2 million for the three months ended December 31, 2019 from $120.1 million for the three months ended December 31, 2018. The increase in gross premiums written was primarily due to $85.6 million of new premium written in the period, partially offset by the net impact of contract extensions, cancellations and contracts renewed with no comparable premium in the comparable period.
Gross premiums written increased by $53.5 million, or 9.3%, to $631.8 million for the year ended December 31, 2019 from $578.3 million for the year ended December 31, 2018. The increase in gross premiums written was primarily due to $93.0 million related to two retroactive reinsurance contracts written in the period and $68.3 million of new property catastrophe business. This increase was partially offset by contracts that we did not renew in the current year as well as the net impact of contract extensions, cancellations and contracts renewed with no comparable premium in the comparable period.
Net premiums earned
The decrease in net premiums earned in the three months ended December 31, 2019 compared to the three months ended December 31, 2018 was primarily due to retroactive exposures in reinsurance contracts that were written and fully earned in the prior year period of $69.9 million compared to $34.3 million in the current year period, partially offset by a higher in-force underwriting portfolio in the current year period.
The increase in net premiums earned in the year ended December 31, 2019 compared to the year ended December 31, 2018 was primarily due to a higher in-force underwriting portfolio and retroactive exposures in reinsurance contracts that were written and fully earned in the current year period of $85.1 million compared to $74.2 million for the year ended December 31, 2018.
Net underwriting results
For the three months ended December 31, 2019, we incurred net catastrophe losses of $16.3 million, net of reinstatement premiums and profit commission adjustments, or 8.2 percentage points on the combined ratio, primarily related to Typhoon Hagibis, compared to $18.5 million in the three months ended December 31, 2018, or 8.8 percentage points on the combined ratio, related to the California wildfires and other catastrophe events.
For the year ended December 31, 2019, we incurred net catastrophe losses of $29.0 million, net of reinstatement premiums and profit commission adjustments, or 4.1 percentage points on the combined ratio, primarily related to Hurricane Dorian, Typhoon Faxai and Typhoon Hagibis, compared to $18.5 million in the year ended December 31, 2018, or 3.0 percentage points on the combined ratio, related to the California wildfires and other 2018 catastrophe events.
Although we did not specifically write property catastrophe contracts in 2018 or in prior years, we were exposed to California wildfire losses through liability reinsurance of the utilities in California during 2018 and incidental exposure that we had to catastrophic events on two Florida homeowners contracts, as a result of Hurricane Michael, and on two whole account reinsurance contracts.
For the three and twelve months ended December 31, 2019, we recorded a net $1.1 million and $5.4 million improvement in the net underwriting results, respectively, related to favorable development of prior years’ loss reserves net of the related impact of acquisition costs.
The improvement in the net underwriting results for the three and twelve months ended December 31, 2019 compared to prior year periods, after giving effect to catastrophe losses and reserve development, was primarily due to a shift in the mix of business, including earnings on new property catastrophe and specialty business.
For the three and twelve months ended December 31, 2018, we recorded a net $0.3 million and $5.2 million improvement in the net underwriting results, respectively, related to favorable development of prior years’ loss reserves net of the related impact of acquisition costs.

Investments
The following is a summary of the net investment return for our total net investments managed by Third Point LLC for the three and twelve months ended December 31, 2019 and 2018:

	Three months ended		Twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net investment return from separate account investment structure	—%	—%	—%	0.7%
TP Fund	5.1%	(17.2)%	22.9%	(17.3)%
Collateral and other investments	1.1%	0.2%	2.3%	0.4%
Net investment return on investments managed by Third Point LLC (1)	2.4%	(11.4)%	12.8%	(10.8)%

(1)	Refer to “Non-GAAP Financial Measures and Other Financial Metrics” for a description of the net investment return on investments managed by Third Point LLC.
The following is a summary of the net investment income (loss) for our total net investments managed by Third Point LLC for the three and twelve months ended December 31, 2019 and 2018:

	Three months ended		Twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	($ in thousands)
Net investment income from separate account investment structure	$—	$—	$—	$25,971
TP Fund	42,029	(278,921)	249,626	(280,847)
Collateral and other investments	18,450	1,906	30,902	3,253
Net investment income (loss) on investments managed by Third Point LLC (1)	$60,479	$(277,015)	$280,528	$(251,623)

(1)	Refer to “Non-GAAP Financial Measures and Other Financial Metrics” for a description of the net investment return on investments managed by Third Point LLC.
The following is a summary of the net investment return by investment strategy on total net investments managed by Third Point LLC for the three and twelve months ended December 31, 2019 and 2018:

	Three months ended
	December 31, 2019			December 31, 2018
	Long	Short	Net	Long	Short	Net
Equity	3.3%	(1.8)%	1.5%	(13.3)%	3.1%	(10.2)%
Credit	0.1%	—%	0.1%	(1.0)%	0.1%	(0.9)%
Other	0.7%	0.1%	0.8%	(0.7)%	0.4%	(0.3)%
Net investment return on investments managed by Third Point LLC	4.1%	(1.7)%	2.4%	(15.0)%	3.6%	(11.4)%

	Twelve months ended
	December 31, 2019			December 31, 2018
	Long	Short	Net	Long	Short	Net
Equity	16.6%	(6.1)%	10.5%	(8.7)%	0.1%	(8.6)%
Credit	1.1%	(0.5)%	0.6%	—%	(0.2)%	(0.2)%
Other	1.7%	—%	1.7%	(2.8)%	0.8%	(2.0)%
Net investment return on investments managed by Third Point LLC	19.4%	(6.6)%	12.8%	(11.5)%	0.7%	(10.8)%
For the three months ended December 31, 2019, the portfolio generated positive performance across each investment strategy.  The majority of returns were derived from the long equity portfolio with strong contributors across different sectors, strategies, and geographies.  Within credit, both corporate and structured credit added to gains for the period.  In the other portfolio, private investments contributed modest gains for the quarter.

For the year ended December 31, 2019, the net investment results were primarily attributable to strong returns in all core activist long equity positions. In credit, profits in the structured credit book were partially offset by losses from one large sovereign credit investment.  In the other portfolio, private investments contributed modest gains for the year.
Conference Call Details
The Company will hold a conference call to discuss its fourth quarter 2019 results at 8:30 a.m. Eastern Time on February 28, 2020. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under the “Investors” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will also be available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. fourth quarter earnings conference call.
A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay passcode 13697802. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on March 6, 2020.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: results of operations fluctuate and may not be indicative of our prospects; more established competitors; losses exceeding reserves; highly cyclical property and casualty reinsurance industry; losses from catastrophe exposure; downgrade, withdrawal of ratings or change in rating outlook by rating agencies; significant decrease in our capital or surplus; dependence on key executives; inability to service our indebtedness; limited cash flow and liquidity due to our indebtedness; inability to raise necessary funds to pay principal or interest on debt; potential lack of availability of capital in the future; credit risk associated with the use of reinsurance brokers; future strategic transactions such as acquisitions, dispositions, mergers or joint ventures; technology breaches or failures, including cyber-attacks; lack of control over Third Point Enhanced LP (“TP Fund”); lack of control over the allocation and performance of TP Fund’s investment portfolio; dependence on Third Point LLC to implement TP Fund’s investment strategy; limited ability to withdraw our capital accounts from TP Fund; decline in revenue due to poor performance of TP Fund’s investment portfolio; TP Fund’s investment strategy involves risks that are greater than those faced by competitors; termination by Third Point LLC of our or TP Fund’s investment management agreements; potential conflicts of interest with Third Point LLC; losses resulting from significant investment positions; credit risk associated with the default on obligations of counterparties; ineffective investment risk management systems; fluctuations in the market value of TP Fund’s investment portfolio; trading restrictions being placed on TP Fund’s investments; limited termination provisions in our investment management agreements; limited liquidity and lack of valuation data on certain TP Fund’s investments; fluctuations in market value of our fixed-income securities; U.S. and global economic downturns; specific characteristics of investments in mortgage-backed securities and other asset-backed securities, in securities of issues based outside the U.S., and in special situation or distressed companies; loss of key employees at Third Point LLC; Third Point LLC’s compensation arrangements may incentivize investments that are risky or speculative; increased regulation or scrutiny of alternative investment advisers affecting our reputation; suspension or revocation of our reinsurance licenses; potentially being deemed an investment company under U.S. federal securities law; failure of reinsurance subsidiaries to meet minimum capital and surplus requirements; changes in Bermuda or other law and regulation that may have an adverse impact on our operations; Third Point Re and/or Third Point Re BDA potentially becoming subject to U.S. federal income taxation; potential characterization of Third Point Re and/or Third Point Re BDA as a passive foreign investment company; subjection of our affiliates to the base erosion and anti-abuse tax; potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act; and other risks and factors listed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures and Other Financial Metrics
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including basic and diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Re BDA and Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”), writes property and casualty reinsurance business. Third Point Re BDA and Third Point Re USA each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Christopher S. Coleman - Chief Financial Officer
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2019 and December 31, 2018
(expressed in thousands of U.S. dollars, except per share and share amounts)

	(Unaudited)	(Audited)
	December 31, 2019	December 31, 2018
Assets
Investment in related party investment fund, at fair value (cost - $891,850; 2018 - $1,564,850)	$860,630	$1,284,004
Debt securities, trading, at fair value (cost - $129,330; 2018 - $252,362)	125,071	239,640
Other investments, at fair value	4,000	84
Total investments	989,701	1,523,728
Cash and cash equivalents	639,415	104,183
Restricted cash and cash equivalents	1,014,543	609,154
Due from brokers	—	1,411
Interest and dividends receivable	2,178	1,316
Reinsurance balances receivable	596,120	602,448
Deferred acquisition costs, net	154,717	203,842
Unearned premiums ceded	16,945	17,552
Loss and loss adjustment expenses recoverable	5,520	2,031
Other assets	20,555	20,569
Total assets	$3,439,694	$3,086,234
Liabilities
Accounts payable and accrued expenses	$17,816	$7,261
Reinsurance balances payable	81,941	69,701
Deposit liabilities	172,259	145,342
Unearned premium reserves	524,768	602,936
Loss and loss adjustment expense reserves	1,111,692	937,157
Participation agreement with related party investment fund	—	2,297
Interest and dividends payable	3,055	3,055
Senior notes payable, net of deferred costs	114,089	113,911
Total liabilities	2,025,620	1,881,660
Commitments and contingent liabilities
Shareholders' equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (issued and outstanding: 94,225,498; 2018 - 93,639,610)	9,423	9,364
Additional paid-in capital	927,704	918,882
Retained earnings	476,947	276,328
Shareholders’ equity attributable to Third Point Re common shareholders	1,414,074	1,204,574
Total liabilities and shareholders’ equity	$3,439,694	$3,086,234

THIRD POINT REINSURANCE LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and twelve months ended December 31, 2019 and 2018
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenues
Gross premiums written	$134,230	$120,063	$631,846	$578,252
Gross premiums ceded	(5,964)	(1,770)	(9,265)	(19,895)
Net premiums written	128,266	118,293	622,581	558,357
Change in net unearned premium reserves	70,126	91,177	77,561	63,085
Net premiums earned	198,392	209,470	700,142	621,442
Net investment income (loss) from investment in related party investment fund	42,029	(278,921)	249,626	(280,847)
Net investment income before management and performance fees to related parties	19,585	2,111	32,934	59,259
Management and performance fees to related parties (1)	—	—	—	(29,845)
Net investment income (loss)	61,614	(276,810)	282,560	(251,433)
Total revenues	260,006	(67,340)	982,702	370,009
Expenses
Loss and loss adjustment expenses incurred, net	140,394	173,088	403,499	438,414
Acquisition costs, net	61,851	56,668	295,626	206,498
General and administrative expenses	12,744	7,553	53,763	36,241
Other expenses	3,625	2,994	16,619	9,610
Interest expense	2,074	2,074	8,228	8,228
Foreign exchange (gains) losses	10,298	(3,288)	3,635	(7,503)
Total expenses	230,986	239,089	781,370	691,488
Income (loss) before income tax (expense) benefit	29,020	(306,429)	201,332	(321,479)
Income tax (expense) benefit	718	8,417	(713)	4,010
Net income (loss)	29,738	(298,012)	200,619	(317,469)
Net income attributable to noncontrolling interests in related party	—	—	—	(223)
Net income (loss) available to Third Point Re common shareholders	$29,738	$(298,012)	$200,619	$(317,692)
Earnings (loss) per share available to Third Point Re common shareholders
Basic earnings (loss) per share available to Third Point Re common shareholders	$0.32	$(3.24)	$2.18	$(3.27)
Diluted earnings (loss) per share available to Third Point Re common shareholders	$0.32	$(3.24)	$2.16	$(3.27)
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	91,989,469	91,967,831	91,835,990	97,054,315
Diluted	92,696,491	91,967,831	92,652,316	97,054,315
(1) Effective August 31, 2018, Third Point Reinsurance Ltd., Third Point Reinsurance Company Ltd. (“Third Point Re BDA”) and Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”) and together with Third Point Re BDA, the “TPRE Limited Partners”, entered into a Limited Partnership Agreement (the “2018 LPA”) to invest in Third Point Enhanced LP (“TP Fund”), a related party investment fund. As a result, the management and performance fees are presented within net investment income from investment in related party investment fund from the effective date of the 2018 LPA. Management and performance fees incurred prior to the effective date of the 2018 LPA are reflected in management and performance fees to related parties.

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended December 31, 2019		Three months ended December 31, 2018
	Property and Casualty Reinsurance	Total	Property and Casualty Reinsurance	Total
Revenues	($ in thousands)		($ in thousands)
Gross premiums written	$134,230	$134,230	$120,063	$120,063
Gross premiums ceded	(5,964)	(5,964)	(1,770)	(1,770)
Net premiums written	128,266	128,266	118,293	118,293
Change in net unearned premium reserves	70,126	70,126	91,177	91,177
Net premiums earned	198,392	198,392	209,470	209,470
Expenses
Loss and loss adjustment expenses incurred, net	140,394	140,394	173,088	173,088
Acquisition costs, net	61,851	61,851	56,668	56,668
General and administrative expenses	5,724	5,724	4,085	4,085
Total expenses	207,969	207,969	233,841	233,841
Net underwriting loss	$(9,577)	(9,577)	$(24,371)	(24,371)
Net investment income (loss)		61,614		(276,810)
Corporate expenses		(7,020)		(3,468)
Other expenses		(3,625)		(2,994)
Interest expense		(2,074)		(2,074)
Foreign exchange gains (losses)		(10,298)		3,288
Income tax benefit		718		8,417
Net income attributable to noncontrolling interests in related party		—		—
Net income (loss) available to Third Point Re common shareholders		$29,738		$(298,012)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	70.7%		82.6%
Acquisition cost ratio	31.2%		27.0%
Composite ratio	101.9%		109.6%
General and administrative expense ratio	2.9%		2.0%
Combined ratio	104.8%		111.6%

	Twelve months ended December 31, 2019		Twelve months ended December 31, 2018
	Property and Casualty Reinsurance	Total	Property and Casualty Reinsurance	Total
Revenues	($ in thousands)		($ in thousands)
Gross premiums written	$631,846	$631,846	$578,252	$578,252
Gross premiums ceded	(9,265)	(9,265)	(19,895)	(19,895)
Net premiums written	622,581	622,581	558,357	558,357
Change in net unearned premium reserves	77,561	77,561	63,085	63,085
Net premiums earned	700,142	700,142	621,442	621,442
Expenses
Loss and loss adjustment expenses incurred, net	403,499	403,499	438,414	438,414
Acquisition costs, net	295,626	295,626	206,498	206,498
General and administrative expenses	23,366	23,366	18,635	18,635
Total expenses	722,491	722,491	663,547	663,547
Net underwriting loss	$(22,349)	(22,349)	$(42,105)	(42,105)
Net investment income (loss)		282,560		(251,433)
Corporate expenses		(30,397)		(17,606)
Other expenses		(16,619)		(9,610)
Interest expense		(8,228)		(8,228)
Foreign exchange gains (losses)		(3,635)		7,503
Income tax benefit (expense)		(713)		4,010
Net income attributable to noncontrolling interests in related party		—		(223)
Net income (loss) available to Third Point Re common shareholders		$200,619		$(317,692)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	57.6%		70.6%
Acquisition cost ratio	42.2%		33.2%
Composite ratio	99.8%		103.8%
General and administrative expense ratio	3.4%		3.0%
Combined ratio	103.2%		106.8%
(1) Underwriting ratios are calculated by dividing the related expense by net premiums earned.

THIRD POINT REINSURANCE LTD.
NON-GAAP MEASURES AND RECONCILIATIONS & KEY PERFORMANCE INDICATORS
Non-GAAP Measures
Basic Book Value per Share and Diluted Book Value per Share
In the third quarter of 2019, the Company changed the method used for calculating diluted book value per share (“DBVPS”) to the treasury stock method. Under the treasury stock method, the Company computes the number of new shares that can potentially be created by unexercised in-the-money warrants and options. The Company then assumes that the proceeds received from the exercise of in-the-money warrant and/or options are used to repurchase outstanding common shares in the market. The number of additional shares that are added back to the basic book value per share denominator is equal to the difference between (i) the number of new shares potentially created by unexercised in-the-money warrants and options and (ii) the number of shares that could be repurchased in the market. The previous method used did not contemplate repurchasing shares in the market, which the Company believes overstated the impact of dilution. This change had no impact on basic book value per share. The following table shows the revised DBVPS compared to the DBVPS as previously presented:

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
DBVPS	$14.88	$14.25	$12.98	$15.78	$15.84	$15.48
DBVPS, as previously presented	14.51	13.95	12.98	15.60	15.63	15.39
Difference	$0.37	$0.30	$—	$0.18	$0.21	$0.09
Basic book value per share and diluted book value per share are non-GAAP financial measures and there are no comparable GAAP measures. Basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing shareholders’ equity attributable to Third Point Re common shareholders by the number of common shares outstanding, excluding the total number of unvested restricted shares, at period end. Diluted book value per share, as presented, is a non-GAAP financial measure and is calculated using the treasury stock method. Under the treasury stock method, we assume that proceeds received from in-the-money options and/or warrants exercised are used to repurchase common shares in the market. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. Change in basic book value per share is calculated by taking the difference in basic book value per share for the periods presented divided by the beginning of period book value per share. Change in diluted book value per share is calculated by taking the difference in diluted book value per share for the periods presented divided by the beginning of period diluted book value per share. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.

	December 31, 2019	December 31, 2018
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Shareholders’ equity attributable to Third Point Re common shareholders	$1,414,074	$1,204,574
Basic and diluted book value per share denominator:
Common shares outstanding	94,225,498	93,639,610
Unvested restricted shares	(2,231,296)	(2,025,113)
Basic book value per share denominator:	91,994,202	91,614,497
Effect of dilutive warrants issued to founders and an advisor (1)	172,756	—
Effect of dilutive stock options issued to directors and employees (1)	225,666	—
Effect of dilutive restricted shares issued to directors and employees	1,654,803	1,209,285
Diluted book value per share denominator	94,047,427	92,823,782

Basic book value per share	$15.37	$13.15
Diluted book value per share	$15.04	$12.98

(1)	As of December 31, 2018, there was no dilution as a result of the Company’s share price being under the lowest exercise price for warrants and options.

Return on Beginning Shareholders’ Equity Attributable to Third Point Re Common Shareholders
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders, as presented, is a non-GAAP financial measure. Return on beginning shareholders’ equity attributable to Third Point Re common shareholders is calculated by dividing net income (loss) available to Third Point Re common shareholders by the beginning shareholders’ equity attributable to Third Point Re common shareholders. We believe that return on beginning shareholders’ equity attributable to Third Point Re common shareholders is an important measure because it assists our management and investors in evaluating the Company’s profitability. When we repurchase our common shares, we also adjust the beginning shareholders’ equity attributable to Third Point Re common shareholders for the impact of the shares repurchased on a weighted average basis. For a period where there was a loss, this adjustment decreased the stated returns on beginning shareholders’ equity and for a period where there was a gain, this adjustment increased the stated returns on beginning shareholders’ equity.

	Three months ended		Twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	($ in thousands)
Net income (loss) available to Third Point Re common shareholders	$29,738	$(298,012)	$200,619	$(317,692)
Shareholders’ equity attributable to Third Point Re common shareholders - beginning of period	1,383,580	1,507,910	1,204,574	1,656,089
Impact of weighting related to shareholders’ equity from shares repurchased	—	(1,750)	—	(65,120)
Adjusted shareholders’ equity attributable to Third Point Re common shareholders - beginning of period	$1,383,580	$1,506,160	$1,204,574	$1,590,969
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders	2.1%	(19.8)%	16.7%	(20.0)%
Key Performance Indicator
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our net investments managed by Third Point LLC, net of fees. The net investment return on net investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our net investment assets managed by Third Point LLC. Effective August 31, 2018, we transitioned from our separately managed account structure to investing in TP Fund. In addition, collateral assets and certain other investment assets, including fixed income securities, are managed by Third Point LLC. The net investment return reflects the combined results of investments managed on behalf of Third Point Re BDA and Third Point Re USA prior to the transition date of August 31, 2018 and the investments in TP Fund, collateral assets and certain other investment assets subsequent to the date of transition. Prior to the transition date of August 31, 2018, the stated return was net of noncontrolling interests and net of withholding taxes, which were presented as a component of income tax expense in our consolidated statements of income (loss). Net investment return is the key indicator by which we measure the performance of Third Point LLC, TP Fund’s investment manager.